Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
PIVOTAL SOFTWARE, INC.

Incorporated under the Laws of the State of Delaware

As of                        , 2018

ARTICLE I

OFFICES AND RECORDS

Section 1.1                                    Offices. The address of the registered office of Pivotal Software, Inc. (the “Corporation”) and the name of the Corporation’s registered agent are as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, including the terms of any Certificate of Designation relating to a series of Preferred Stock, the “Certificate of Incorporation”). The Corporation may have other offices, either within or without the State of Delaware, as the Board of Directors (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Section 1.2                                    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

Section 1.3                                    Defined Terms. Capitalized terms used in these Amended and Restated Bylaws (these “Bylaws”) without definition shall have the meanings assigned thereto in Article IX.

ARTICLE II

STOCKHOLDERS

Section 2.1                                    Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held on such date and at such place, if any, and time as may be fixed by resolution of the Board of Directors. The Board of Directors may postpone, recess, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.2                                    Special Meeting. Except as otherwise required by law or provided by the Certificate of Incorporation, special meetings of stockholders of the Corporation may be called only by (1) the Chairperson of the Board of Directors (the “Chairperson of the Board”), (2) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the votes entitled to be cast by the directors then in office or (3) if permitted by the Certificate of Incorporation, Dell Technologies. No business other than that stated in the Corporation’s notice of a special meeting of stockholders (or any supplement thereto) shall be transacted at such special meeting. The Board of Directors or the Chairperson of the Board may postpone, recess, reschedule or cancel any special meeting of stockholders previously scheduled, except that, if so provided in the Certificate of Incorporation, no special meeting of stockholders called by Dell Technologies may be postponed, recessed, rescheduled or cancelled by the Corporation without the prior written consent of Dell Technologies. In the case of a special meeting of stockholders called by Dell Technologies, the Corporation shall send notice of such special meeting upon the receipt of a written request from Dell Technologies, which request shall state the purpose or purposes for which such special meeting is called, and, if requested by the Corporation, Dell Technologies shall provide documentary evidence of the beneficial ownership of the Corporation’s capital stock by the Dell Technologies Affiliates. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by Dell Technologies.

Section 2.3                                    Place of Meeting. The Board of Directors or the Chairperson of the Board, as the case may be, shall designate the place of meeting, if any, for any annual meeting and for any special meeting of the stockholders. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication. If no designation is so made, the place of meeting shall be the principal executive office of the Corporation.

Section 2.4                                    Notice of Meeting. Written notice of any meeting of stockholders shall be given which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the DGCL, such notice shall be given by the Corporation in any manner permitted by Section 6.8 or otherwise under the DGCL and, unless otherwise required by applicable law, such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for notice of such meeting.

Section 2.5                                    Quorum and Adjournment. Except as otherwise required by express provision of applicable law, the rules or regulations of the NYSE, the Certificate of Incorporation or these Bylaws, which express provision shall govern, the presence of the holders of shares of capital stock representing a majority of the votes entitled to be cast by the issued and outstanding shares of capital stock entitled to vote at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; provided, however, that where a separate vote by a class or series or classes or series of capital stock is required for a vote on a matter or specified business, the presence of holders of shares of capital stock representing a majority of the votes entitled to be cast by the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter or specified business. The chairperson of the meeting or the Board of Directors may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place, if any, of the adjourned meeting need be given if the place, if any, date, and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 2.6                                    Conduct of Business. At each meeting of stockholders, the Chairperson of the Board, if one shall have been elected, or in the Chairperson of the Board’s absence or if one shall not have been elected, the director designated by the vote of directors representing a majority of the votes entitled to be cast by the directors present at such meeting, shall act as chairperson of the meeting. Except as otherwise provided by resolution of the Board of Directors, the Chairperson of the Board may also designate any other director or any officer or representative of the Corporation to act in his or her stead as chairperson of the meeting for any meeting of stockholders. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The date and time for the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. To the extent not prohibited by law, the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn such meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairperson of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, to the extent not prohibited by law, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine may attend or participate in the meeting; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants in the meeting. In addition to making any other determinations that may be appropriate to the conduct of the meeting, if the facts so warrant, the chairperson of the meeting shall determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if the chairperson of the meeting shall so determine and declare, any such matter or business not properly brought before the meeting shall not be transacted or considered.

Section 2.7                                    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy executed in writing (or given in any such manner permitted by applicable law) by the stockholder, or by his or her duly authorized attorney-in-fact. Such proxy must be delivered to the Secretary or his or her representative at or before the time of the meeting at which such proxy will be voted. No proxy shall be valid after three (3) years from the date of its execution, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.8                                    Notice of Stockholder Business and Nominations.

(a)                       Annual Meetings of Stockholders.

(i)                         Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of notice provided for in Section 2.8(a)(ii) and Section 2.8(a)(iii) and at the time of the annual meeting, (B) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (C) who complies with the procedures set forth in this Section 2.8(a), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.

(ii)                      For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(a)(i)(3), the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting and the stockholder (1) must have given timely notice thereof in writing to the Secretary and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the 120th day, nor later than 5:00 p.m. Eastern Time on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of any annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which notice of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of the first annual meeting following the initial public offering of the Class A Common Stock of the Corporation, the date of the first anniversary of the preceding year’s annual meeting shall be deemed to be June 15, 2019.

(iii)                   To be in proper form for purposes of this Section 2.8, a stockholder’s notice to the Secretary (whether pursuant to this Section 2.8(a) or Section 2.8(b)) must set forth:

(1)                     as to each Proposing Person: (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided, that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding between or among such Proposing Person and any other person or persons (including their names) acting in concert with such Proposing Person in connection with the proposal of such nomination or other business; and (D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the Corporation’s securities;

(2)                     if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (A) the name, age, business and residence address, and principal occupation or employment of the nominee; (B) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (C) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”); (D) such nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; and (E) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.8 if such nominee were a Proposing Person;

(3)                     if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any direct or indirect material interest in such business of each Proposing Person and any other person or persons with whom each Proposing Person has any agreement, arrangement or understanding in connection with such proposal; and (v) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action;

(4)                     a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(5)                     a representation whether any Proposing Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

(6)                     any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act.

(iv)                  If requested by the Corporation, the information required under Section 2.8(a)(iii)(1) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate or bring other business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(v)                     Notwithstanding anything in Section 2.8(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.8(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of this Section 2.8(a)).

(b)                       Special Meetings of Stockholders.

(i)                         No business other than that stated in the Corporation’s notice of a special meeting of stockholders (or any supplement thereto) shall be transacted at such special meeting. Except as otherwise required by law or fixed pursuant to Article IV or any Certificate of Designation relating to the rights of the holders of any series of Preferred Stock then outstanding, directors may only be elected at a special meeting of stockholders if determined by (1) the Board of Directors or any authorized committee thereof or (2) Dell Technologies in accordance with Section 8.2 of the Certificate of Incorporation. If the business stated in the Corporation’s notice of a special meeting of stockholders includes electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors at such special meeting may be made, subject to any rights provided to any series of Preferred Stock then outstanding, (x) by or at the direction of the Board of Directors or any committee thereof, (y) if such special meeting was requested by Dell Technologies in accordance with Section 8.2 of the Certificate of Incorporation, by Dell Technologies, or (z) by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of notice provided for in Section 2.8(a)(iii) and at the time of the special meeting, (B) who is entitled to vote at the meeting and upon such election, and (C) who complies with the notice procedures set forth in Section 2.8(a)(iii) and Section 2.8(b)(ii); provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.

(ii)                      If a special meeting has been called in accordance with Section 2.2 for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to this Section 2.8(b), the stockholder (1) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than 5:00 p.m. Eastern Time on the 120th day prior to such special meeting and not later than 5:00 p.m. Eastern Time on the later of (A) the 90th day prior to such special meeting and (B) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Section 2.8(b), such notice shall set forth the information required by Section 2.8(a)(iii). For purposes of this Section 2.8(b)(ii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(c)                        General.

(i)                         Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of directors to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such non-compliant proposal or nomination be disregarded.

(ii)                      Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii)                   To be eligible to be a nominee for election as a director, the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.8(a)(ii) or Section 2.8(b)(ii): (1) a completed D&O questionnaire (in the form provided by the Secretary of the Corporation at the request of the nominating stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.8(a)(iii)(2)(C), the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, and (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(iv)                  Without limiting the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.8. For the avoidance of doubt, any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.8, and compliance with Section 2.8(a) and Section 2.8(b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.8(c)(v)). Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(v)                     Notwithstanding anything to the contrary contained in these Bylaws (except for the first sentence of Section 2.8(c)(iv)), the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.8 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Notwithstanding anything to the contrary contained in these Bylaws (except for the first sentence of Section 2.8(c)(iv)), nothing in this Section 2.8 shall be deemed to affect any rights of the holders of any outstanding series of Preferred Stock, voting as a class separately from the holders of Common Stock, to elect directors pursuant to any Certificate of Designation relating to a series of Preferred Stock or the Certificate of Incorporation.

(d)                       Exceptions. Notwithstanding anything to the contrary contained in these Bylaws, for so long as Dell Technologies has the right to call a special meeting pursuant to the Certificate of Incorporation, Dell Technologies shall not be subject to the notice procedures set forth in this Section 2.8.

Section 2.9                                    Required Vote.

(a)                       At all meetings of stockholders, each stockholder shall be entitled to such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as may be fixed in the Certificate of Incorporation, subject to any powers, restrictions or qualifications set forth in the Certificate of Incorporation. Any share of capital stock of the Corporation held by the Corporation or any of its majority-owned subsidiaries in treasury shall not be shares entitled to vote at, or to be counted in determining the presence of a quorum for, any meeting of stockholders.

(b)                       Except as otherwise required by express provision of applicable law, the rules or regulations of the NYSE, the Certificate of Incorporation or these Bylaws, which express provision shall govern, when a quorum is present, in all matters other than the election of directors, the affirmative vote of the holders of shares of capital stock representing a majority of the votes entitled to be cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. If a separate vote by a class or series or classes or series of stock is required with respect to any matter brought before a meeting, in all matters other than the election of directors, such matter shall be decided by the affirmative vote of the holders of shares of such class or series or classes or series representing a majority of the votes entitled to be cast of the shares of such class or series or classes or series present in person or represented by proxy at such meeting and entitled to vote on such matter, unless such matter is one upon which a different vote is required by express provision of applicable law, the rules or regulations of the NYSE, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specific circumstances, as may be set forth in the Certificate of Designation for such class or series of Preferred Stock, each director shall be elected by a plurality of the votes cast by the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of such director. All such votes may be cast in person or by proxy as provided in Section 2.7.

(c)                        The Board of Directors, in its discretion, or the chairperson of the meeting, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. No stockholder shall be entitled to exercise any right of cumulative voting.

Section 2.10                             Inspectors of Elections; Opening and Closing the Polls. The Corporation may appoint, and if required by law, shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL and other applicable law. The chairperson of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.11                             Stockholder Action by Written Consent.

(a)                       Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares of capital stock representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that, except as provided in the Certificate of Incorporation, from and after the date on which the Dell Technologies Affiliates do not have beneficial ownership in the aggregate of shares of capital stock of the Corporation representing a majority of the Total Voting Power, any action required or permitted to be taken by stockholders shall be effected only at a duly called annual or special meeting of stockholders and shall not be effected by a written consent or consents by stockholders in lieu of such a meeting. All written consents authorized by this Section 2.11 shall be delivered to the Corporation by delivery to its principal place of business or the Secretary.

(b)                       Prompt notice of the taking of any corporate action by the stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 2.11. In the event that the action that is consented to is such as would have required the filing of a certificate under the DGCL that such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of stockholders or members, that written consent has been given in accordance with the DGCL.

Section 2.12                             Stock List. The Corporation shall prepare, at least ten (10) days prior to each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting as required by the DGCL (i) on a reasonably accessible electronic network, provided, however, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock list required by this Section 2.12 or to vote in person or by proxy at any meeting of the stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1                                    General Powers. Except as otherwise provided in the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 3.2                                    Number and Term. The number of authorized directors that shall constitute the Entire Board of Directors, and any groups or classes thereof, shall be fixed in the manner provided in the Certificate of Incorporation. The term of each director shall be set as specified in the Certificate of Incorporation. Directors need not be stockholders of the Corporation to be qualified for election or service as a director.

Section 3.3                                    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.4                                    Special Meetings. Special meetings of the Board of Directors shall be called by (i) the Chairperson of the Board, (ii) the Chief Executive Officer or (iii) directors representing a majority of the votes entitled to be cast by the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. A notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.

Section 3.5                                    Notice. Notice of special meetings of the Board of Directors shall be given to each director (i) at least four (4) days prior to the day on which such meeting is to be held, if notice is given by mail, addressed to such director at such director’s residence or usual place of business, or (ii) at least twenty-four (24) hours before the meeting, if notice is given to each director personally or by telephone, facsimile, electronic mail or other electronic transmission. Notice of a special meeting may be waived by a director in accordance with Section 6.6.

Section 3.6                                    Action by Consent of Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.7                                    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8                                    Organization. The Chairperson of the Board shall, if present, preside at all meetings of the Board of Directors. In the absence of the Chairperson of the Board, or if a Chairperson of the Board has not been elected, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer may also preside at any such meeting attended by the Chairperson of the Board if he or she is so designated by the Chairperson of the Board. If the Chairperson of the Board and the Chief Executive Officer are both not present at a meeting of the Board of Directors, directors representing a majority of the votes entitled to be cast by the directors present at such meeting shall elect one (1) of their members to preside at such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9                                    Quorum; Voting. Except as otherwise required by law or the Certificate of Incorporation and subject to Section 3.11, at all meetings of the Board of Directors, the presence of directors representing a majority of the votes entitled to be cast by the directors then in office (including the votes entitled to be cast by any Supervoting Group I Director) shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, the directors present thereat may adjourn the meeting from time to time without further notice. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the votes entitled to be cast by directors (including the votes entitled to be cast by any Supervoting Group I Director) present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws. Each director shall be entitled to cast a number of votes as determined pursuant to the Certificate of Incorporation or, if silent, according to law.

Section 3.10                             Newly-Created Directorships; Vacancies. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 3.11                             Committees of the Board of Directors.

(a)                       The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise provided in the resolution establishing a committee of the Board of Directors, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each director appointed to a committee of the Board of Directors shall have such number of votes that such director has in meetings of the full Board of Directors pursuant to the Certificate of Incorporation unless otherwise provided in the resolution establishing such committee of the Board of Directors; provided, however, that any such resolution that would reduce the number of votes of the Supervoting Group I Director in a committee must also be approved by the Supervoting Group I Director, if any.

(b)                       Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors. Any director of the Corporation may resign from any committee of the Board of Directors at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary of the Corporation and to the chairperson of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

(c)                        Each committee of the Board of Directors may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise required by applicable law or provided herein or in the resolution establishing a committee of the Board of Directors, the presence of directors representing a majority of the votes entitled to be cast by the members of the committee (including the votes entitled to be cast by any Supervoting Group I Director) shall constitute a quorum of such committee. Adequate provision shall be made for notice to members of all meetings. If a quorum shall not be present at any meeting of any committee of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without further notice. Unless otherwise required by applicable law or provided herein or in the resolution establishing a committee of the Board of Directors, the act of a majority of the votes entitled to be cast by the directors (including the votes entitled to be cast by any Supervoting Group I Director) present at a meeting of a committee at which there is a quorum shall be the act of such committee. Each committee shall keep regular minutes and report to the Board of Directors when required.

(d)                       Any such committee, to the extent provided for in the resolution of the Board of Directors designating the committee and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no committee shall have the power or authority in reference to any of the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by DGCL to be submitted to stockholders for approval or (ii) altering, amending or repealing any Bylaw, or adopting any new Bylaw.

Section 3.12                             Removal. Directors of the Corporation may be removed in the manner provided in the Amended and Restated Certificate of Incorporation.

Section 3.13                             Resignation. Any director may resign from the Board of Directors at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time of such resignation is not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 3.14                             Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, and of any committee thereof, and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.15                             Compensation. The Board of Directors shall have authority to determine from time to time the amount of any compensation, including fees and reimbursement of expenses, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. Members of special or standing committees may be allowed additional compensation for service as committee members. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16                             Chairperson of the Board. The Chairperson of the Board shall have such powers and duties as may from time to time be specified by the Board of Directors or these Bylaws. The Board of Directors shall elect a Chairperson of the Board from among its members.

Section 3.17                             Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors and any Certificate of Designation pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Section 3.2, Section 3.10 or Section 3.12 unless otherwise provided therein.

ARTICLE IV

OFFICERS

Section 4.1                                    Officers Designated. The Board of Directors, the Chief Executive Officer, or any officer authorized by the Board of Directors or the Chief Executive Officer may appoint any officer of the Corporation or specify the duties and powers thereof; provided, however, the ability of the Chief Executive Officer or any other officer to appoint officers of the Corporation or specify the duties thereof may be limited or restricted by the Board of Directors. The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, a Chief Financial Officer, a Secretary and such other officers as the Board of Directors, the Chief Executive Officer or another officer so authorized from time to time may appoint, including a Treasurer and one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries. Each such officer shall exercise such powers and perform such duties as shall be set forth in these Bylaws and such other powers and duties as from time to time may be specified by the Board of Directors, the Chief Executive Officer or by any officer authorized by these Bylaws, the Board of Directors or the Chief Executive Officer to specify the duties of such other officers. Any number of offices may be held by the same person. The Board of Directors, the Chief Executive Officer or any other person authorized by the Board of Directors at any time may delegate the powers and duties of any officer to any other officer, director, employee or agent.

Section 4.2                                    Term of Office. Each officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal.

Section 4.3                                    Chief Executive Officer. The Chief Executive Officer, subject to the provisions of these Bylaws and the direction of the Board of Directors, shall have the responsibility for the general management and supervision of the business and affairs of the Corporation and shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors shall specify from time to time.

Section 4.4                                    Chief Financial Officer. The Chief Financial Officer, subject to the provisions of these Bylaws and the direction of the Board of Directors and the Chief Executive Officer, shall have overall responsibility and authority for the management of the financial affairs, financial operations and financial policies of the Corporation and shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as specified from time to time by the Board of Directors or the Chief Executive Officer if the Board of Directors does not do so. Unless otherwise specified by the Board of Directors or the Chief Executive Officer, the Chief Financial Officer shall have the power to appoint, specify the duties of and to remove the Treasurer or any Assistant Treasurer.

Section 4.5                                    Presidents. Subject to the provisions of these Bylaws and the direction of the Board of Directors and the Chief Executive Officer, any President shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as specified from time to time by the Board of Directors or the Chief Executive Officer if the Board of Directors does not do so.

Section 4.6                                    Vice Presidents. Each Vice President shall have such powers and shall perform such duties as specified from time to time by the Board of Directors, by the Chief Executive Officer if the Board of Directors does not do so or by or any other officer to whom the Vice President reports if the Board of Directors and the Chief Executive Officer do not do so.

Section 4.7                                    Secretary. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall keep, or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation, these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as specified from time to time by the Board of Directors or the Chief Executive Officer if the Board of Directors does not do so. Unless otherwise specified by the Board of Directors or the Chief Executive Officer, the Secretary shall have the power to appoint, specify the duties of and to remove one or more Assistant Secretaries.

Section 4.8                                    Treasurer. The Treasurer shall have such powers and shall perform such duties as specified from time to time by the Board of Directors, the Chief Executive Officer if the Board of Directors does not do so, or the Chief Financial Officer if the Board of Directors and the Chief Executive Officer do not do so.

Section 4.9                                    Removal; Vacancies. The Board of Directors or the Chief Executive Officer may remove any officer of the Corporation at any time, with or without cause; provided, however, the ability of the Chief Executive Officer to remove one or more officers may be limited or restricted by the Board of Directors. Unless otherwise specified by the Board of Directors or the Chief Executive Officer, an officer that has duly appointed another officer of the Corporation in accordance with these Bylaws may remove such officer at any time, with or without cause; provided, however, the ability of the Chief Executive Officer to permit an officer to remove another officer may be limited or restricted by the Board of Directors. Any vacancy among the officers of the Corporation at any time or from time to time may be filled by (1) the Board of Directors, (2) the Chief Executive Officer or (3) any other officer authorized by these Bylaws, the Board of Directors or the Chief Executive Officer to appoint such officer or fill such vacancy; provided, however, the ability of the Chief Executive Officer or any other officer to remove or appoint any officer or fill any vacancy with respect to any officer of the Corporation may be limited or restricted by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

Section 4.10                             Resignations. Any officer may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer, the Secretary or the officer that has duly appointed such resigning officer. Any such resignation shall take effect at the time specified therein or, if the time of such resignation is not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

ARTICLE V

STOCK

Section 5.1                                    Stock Certificates and Transfers. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of shares represented by certificates shall be entitled to a certificate or certificates signed by, or in the name of, the Corporation by any two authorized officers (including, without limitation, the Chief Executive Officer, the Chief Financial Officer, any President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer). Any or all of such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2                                    Record Date.

(a)                       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.2 at the adjourned meeting.

(b)                       Unless the ability of stockholders to act by written consent is otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)                        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.3                                    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

Section 5.4                                    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.5                                    Transfer and Registry Agents. If represented by certificates, shares of the stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If uncertificated, shares of capital stock of the Corporation shall be transferable only upon delivery of a duly executed instrument of transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 5.6                                    Authority for Additional Rules Regarding Transfer. The Board of Directors shall, to the fullest extent permitted by law, have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1                                    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 6.2                                    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 6.3                                    Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors, the Chief Executive Officer, the Secretary or any other authorized officer of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.4                                    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.

Section 6.5                                    Reliance upon Books, Reports and Records. The Board of Directors, each committee thereof, each member of the Board of Directors and such committees and each officer of the Corporation shall, in the performance of its, his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to it or them by any of the Corporation’s officers or employees, by any committee of the Board of Directors or by any other person as to matters that the Board of Directors, such committee, such member or such officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6.6                                    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.7                                    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, or a duly authorized committee thereof, and it shall be the duty of the Board of Directors, or such committee, to cause such audit to be done annually.

Section 6.8                                    Manner of Notice to Stockholders. Except as otherwise provided in these Bylaws or permitted by the DGCL, other applicable law or the rules or regulations of the NYSE, notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation. Any notice to stockholders may be given by electronic transmission to the extent permitted by law.

ARTICLE VII

INDEMNIFICATION

Section 7.1                                    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Covered Person subject to the provisions specified in Article IX of the Certificate of Incorporation. This Article VII sets forth additional provisions in furtherance of such right to indemnification.

Section 7.2                                    Claims. Unless otherwise agreed by the Corporation and a Covered Person, if a claim for indemnification is made under Article IX of the Certificate of Incorporation (following the final disposition of any applicable proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under Article IX of the Certificate of Incorporation is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expenses of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.3                                    Indemnification of Other Persons; Indemnification Agreements. The provisions of Article IX of the Certificate of Incorporation and this Article VII of the Bylaws shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to individuals other than Covered Persons, to a greater extent or in a manner otherwise different than provided for in Article IX of the Certificate of Incorporation and this Article VII, when and as authorized by appropriate corporate action. In addition to the provisions of Article IX of the Certificate of Incorporation and this Article VII of the Bylaws, the Corporation may provide for further indemnification, advancement of expenses and the related procedures in one or more indemnification agreements with any Covered Person or such other person as authorized by appropriate corporate action and such indemnification agreements may provide for similar or better terms, to the extent permitted by the DGCL, other applicable law and the Certificate of Incorporation.

ARTICLE VIII

CONTRACTS, PROXIES, ETC.

Section 8.1                                    Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time specify. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary or such other persons as the Board of Directors may authorize may execute bonds, contracts, deeds, leases, mortgages, indentures, debentures, notes, certificates and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary or such other persons as the Board of Directors may authorize may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

Section 8.2                                    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, any President, the Chief Financial Officer, the Secretary, an Assistant Secretary or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to, in the name and on behalf of the Corporation, cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE IX

CERTAIN DEFINITIONS

The following capitalized terms and other terms shall have the meanings assigned thereto in this Article IX:

“beneficial owner” and “beneficial ownership” (including the term “beneficially own”) shall have the meanings given to such terms in the Certificate of Incorporation.

“Certificate of Designation” means a certificate filed pursuant to Article IV of the Certificate of the Incorporation and the DGCL setting forth the terms of a series of Preferred Stock.

“Class A Common Stock” means Class A Common Stock of the Corporation, par value $0.01 per share.

“Class B Common Stock” means Class B Common Stock of the Corporation, par value $0.01 per share.

“Common Stock” means the Class A Common Stock and/or the Class B Common Stock.

“Covered Person” means any individual (and the heirs, executors or administrators of such individual) who was or is made or is threatened to be made a party or is otherwise involved in any proceeding, by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent.

“Dell Technologies” shall have the meaning given to such term in the Certificate of Incorporation.

“Dell Technologies Affiliates” shall have the meaning given to such term in the Certificate of Incorporation.

“DGCL” means the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

“Entire Board of Directors” shall have the meaning given to such term in the Certificate of Incorporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“NYSE” means The New York Stock Exchange.

“person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, including governmental authorities; each reference to a “record holder” or “record owner” of shares, if a natural person, shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

“Preferred Stock” means Preferred Stock of the Corporation, par value $0.01 per share.

“proceeding” means any action, suit or proceeding, whether civil, criminal, administrative or investigative.

“Proposing Person” shall mean (1) the stockholder giving the notice required by Section 2.8(a) or Section 2.8(b), (2) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (3) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

“Supervoting Group I Director” shall have the meaning given to such term in the Certificate of Incorporation.

“Total Voting Power” shall have the meaning given to such term in the Certificate of Incorporation.

ARTICLE X

AMENDMENTS

Section 10.1                             Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, so long as the Dell Technologies Affiliates beneficially own in the aggregate shares of capital stock of the Corporation representing a majority of the Total Voting Power, these Bylaws may be amended, altered or repealed and new bylaws made by the stockholders, in addition to any other vote otherwise required by applicable law or the Certificate of Incorporation, by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the Total Voting Power. At any time when the Dell Technologies Affiliates do not beneficially own in the aggregate shares of capital stock of the Corporation representing a majority of the Total Voting Power, these Bylaws may be amended, altered or repealed and new bylaws made by the stockholders, in addition to any other vote otherwise required by applicable law or the Certificate of Incorporation, by the affirmative vote of the holders of shares of capital stock of the Corporation representing not less than 66 2/3% of the Total Voting Power.